EXHIBIT 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED SEPTEMBER 30, 2008

Kalamazoo, Michigan - October 16, 2008 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended September 30, 2008 as follows:

Third Quarter Highlights

•	Net sales increased 13.7% (12.0% constant currency) to $1,653 million
•	Orthopaedic Implant sales increased 12.0% (9.8% constant currency)
•	MedSurg Equipment sales increased 16.2% (15.1% constant currency)
•	Net earnings from continuing operations increased 19.7% to $274 million from $229 million
•	Diluted net earnings per share from continuing operations increased 20.0% to $.66 from $.55
•	$750 million share repurchase program was initiated during the quarter and is now complete

"We are pleased to report our 31st consecutive quarter with double-digit sales growth," commented Stephen P. MacMillan, President and Chief Executive Officer.  "Accelerating operational growth from our four largest implant franchises drove 12% growth in Orthopaedic Implants and exceptional worldwide performance by our Medical patient handling products led MedSurg sales, which grew 16%."

Net sales were $1,653.0 million for the third quarter of 2008, representing a 13.7% increase over net sales of $1,453.2 million for the third quarter of 2007, and were $5,000.0 million for the first nine months of 2008, representing a 15.1% increase over net sales of $4,342.4 million for the first nine months of 2007. On a constant currency basis, net sales increased 12.0% for the third quarter and 11.6% for the first nine months.

Net earnings from continuing operations for the third quarter of 2008 were $273.8 million, representing a 19.7% increase over net earnings from continuing operations of $228.7 million for the third quarter of 2007.  Diluted net earnings per share from continuing operations for the third quarter of 2008 increased 20.0% to $.66 compared to $.55 for the third quarter of 2007.  Net earnings from continuing operations for the first nine months of 2008 were $870.1 million, representing a 22.4% increase over net earnings from continuing operations of $710.6 million for the first nine months of 2007.  Diluted net earnings per share from continuing operations for the first nine months of 2008 increased 22.9% to $2.09 compared to $1.70 for the first nine months of 2007.

Net earnings from continuing operations for the first nine months of 2007 were reduced by a $12.7 million intangible asset impairment charge (net of $7.1 million income tax benefit) to write off patents associated with intervertebral body fusion cage products.

Excluding the impact of the 2007 intangible asset impairment charge, net earnings from continuing operations for the first nine months of 2008 of $870.1 million increased 20.3% over adjusted net earnings from continuing operations of $723.3 million for the first nine months of 2007 and diluted net earnings per share from continuing operations for the first nine months of 2008 of $2.09 increased by 20.1% over adjusted diluted net earnings per share from continuing operations of $1.74 for the first nine months of 2007.

Net earnings for the first nine months of 2007 included a gain of $25.7 million (net of income taxes), or $.06 per diluted share, to reflect the divestiture of the Company's outpatient physical therapy business, Physiotherapy Associates.

Net earnings for the first nine months of 2008 were $870.1 million, representing a 17.4% increase over net earnings of $741.3 million for the first nine months of 2007.  Diluted net earnings per share for the first nine months of 2008 increased 17.4% to $2.09 compared to $1.78 for the first nine months of 2007.

Sales Analysis

Domestic sales were $1,067.8 million for the third quarter and $3,153.5 million for the first nine months of 2008, representing increases of 12.9% and 12.8%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $585.2 million for the third quarter and $1,846.5 million for the first nine months of 2008, representing increases of 15.4% and 19.4%, respectively. The impact of foreign currency comparisons to the dollar value of international sales was favorable by $26.0 million in the third quarter and by $153.0 million in the first nine months of 2008.  On a constant currency basis, international sales increased 10.3% in the third quarter and 9.5% in the first nine months of 2008, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

Worldwide sales of Orthopaedic Implants were $963.3 million for the third quarter and $2,950.6 million for the first nine months of 2008, representing increases of 12.0% and 13.0%, respectively. On a constant currency basis, sales of Orthopaedic Implants increased 9.8% in the third quarter and 8.8% in the first nine months of 2008, based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems.

Worldwide sales of MedSurg Equipment were $689.7 million for the third quarter and $2,049.4 million for the first nine months of 2008, representing increases of 16.2% and 18.4%, respectively. On a constant currency basis, sales of MedSurg Equipment increased 15.1% in the third quarter and 15.9% in the first nine months of 2008, based on higher shipments of surgical equipment; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the third quarter and first nine months of 2008 were 27.2% and 27.5%, respectively, as compared to effective income tax rates on such earnings for the third quarter, first nine months and year ended December 31, 2007 of 28.1%, 27.9% and 28.0%, respectively.  The effective income tax rates for the first nine months and year ended December 31, 2007 reflect the impact of the intangible asset impairment charge of $12.7 million (net of $7.1 million income tax benefit).

Share Repurchases

During the third quarter and first week of October 2008, the Company completed the previously announced $750 million share repurchase program. The Company purchased a total of 11.6 million shares on the open market.

Outlook for 2008

The Company's outlook for 2008 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and sales growth rates in the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for continued pricing pressure in certain markets.  The Company projects that diluted net earnings per share for 2008 will approximate $2.88, an increase of 20% over adjusted diluted net earnings per share from continuing operations of $2.40 in 2007.  The earnings forecast for 2008 remains unchanged and anticipates a constant currency net sales increase in the range of 11% to 12% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near current levels, the Company anticipates an unfavorable impact on net sales of approximately 2.5% to 3.5% in the fourth quarter of 2008 and a favorable impact on net sales of approximately 1.6% to 2.0% for the full year of 2008.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 800-299-9630 (domestic) or 617-786-2904 (international) and enter the participant passcode 81093412. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time today until 6:30 p.m. on Thursday, October 23, 2008. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 40973033.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors is contained in the Company's filings with the United States Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; and endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit the company web site at www.stryker.com.

STRYKER CORPORATION

For the Three Month and Nine Month Periods Ended September 30, 2008

(Unaudited - In Millions Except Per Share Amounts)

	Third Quarter			Nine Months
CONDENSED STATEMENTS OF EARNINGS	2008	2007	% Change	2008	2007	% Change

Net sales	$1,653.0	$1,453.2	13.7	$5,000.0	$4,342.4	15.1
Cost of sales	541.7	457.0	18.5	1,575.4	1,340.7	17.5

GROSS PROFIT	1,111.3	996.2	11.6	3,424.6	3,001.7	14.1
% of Sales	67.2	68.6		68.5	69.1

Research, development and
engineering expenses	92.6	96.8	(4.3)	268.0	273.5	(2.0)
Selling, general and
administrative expenses	644.8	582.9	10.6	1,977.5	1,732.6	14.1
Intangibles amortization	9.8	9.2	6.5	30.4	31.4	(3.2)
Intangible asset impairment	-	-	--	-	19.8	(100.0)

	747.2	688.9	8.5	2,275.9	2,057.3	10.6

OPERATING INCOME	364.1	307.3	18.5	1,148.7	944.4	21.6
% of Sales	22.0	21.1		23.0	21.7

Other income (expense)	11.9	10.6	12.3	51.4	41.7	23.3

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	376.0	317.9	18.3	1,200.1	986.1	21.7

Income taxes	102.2	89.2	14.6	330.0	275.5	19.8

NET EARNINGS FROM
CONTINUING OPERATIONS	273.8	228.7	19.7	870.1	710.6	22.4

Net earnings from discontinued operations	-	-	--	-	5.0	(100.0)
Net gain on sale of discontinued operations	-	-	--	-	25.7	(100.0)

NET EARNINGS	$273.8	$228.7	19.7	$870.1	$741.3	17.4

Basic net earnings per share
Net earnings from continuing operations	$0.67	$0.56	19.6	$2.12	$1.74	21.8
Net earnings from discontinued operations	$ -	$ -	--	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$ -	--	$ -	$0.06	(100.0)
Basic net earnings per share	$0.67	$0.56	19.6	$2.12	$1.81	17.1

Diluted net earnings per share
Net earnings from continuing operations	$0.66	$0.55	20.0	$2.09	$1.70	22.9
Net earnings from discontinued operations	$ -	$ -	--	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$ -	--	$ -	$0.06	(100.0)
Diluted net earnings per share	$0.66	$0.55	20.0	$2.09	$1.78	17.4

Average Shares Outstanding
Basic	409.7	410.0		411.0	409.3
Diluted	415.8	417.5		417.2	416.8

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Nine Months
	2008	2007	% Change
NET EARNINGS FROM CONTINUING OPERATIONS
Reported net earnings from continuing operations	$870.1	$710.6	22.4
Intangible asset impairment	-	12.7	(100.0)
Adjusted net earnings from continuing operations	$870.1	$723.3	20.3

DILUTED NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Reported diluted net earnings per share from continuing operations	$2.09	$1.70	22.9
Intangible asset impairment	$ -	$0.03	(100.0)
Adjusted diluted net earnings per share from continuing operations	$2.09	$1.74	20.1

STRYKER CORPORATION

For the Three Month and Nine Month Periods Ended September 30, 2008

(Unaudited - In Millions)

	Third Quarter				Nine Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2008	2007	Reported	Currency	2008	2007	Reported	Currency

Domestic	$1,067.8	$946.0	12.9	12.9	$3,153.5	$2,795.7	12.8	12.8
International	585.2	507.2	15.4	10.3	1,846.5	1,546.7	19.4	9.5

NET SALES	$1,653.0	$1,453.2	13.7	12.0	$5,000.0	$4,342.4	15.1	11.6

Orthopaedic Implants	$963.3	$859.8	12.0	9.8	$2,950.6	$2,611.2	13.0	8.8
MedSurg Equipment	689.7	593.4	16.2	15.1	2,049.4	1,731.2	18.4	15.9

NET SALES	$1,653.0	$1,453.2	13.7	12.0	$5,000.0	$4,342.4	15.1	11.6

	Third Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	4	7	3	6	4
Knees	18	12	8	16	14
Trauma	25	17	9	20	16
Spine	21	21	13	21	19
Craniomaxillofacial	21	(9)	(12)	10	9
Total Orthopaedic Implants	13	10	5	12	10

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	10	23	18	13	12
Endoscopic, communications and digital imaging systems	10	13	8	11	10
Patient handling and emergency medical equipment	21	81	77	31	30
Total MedSurg Equipment	12	29	24	16	15

	Nine Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	3	8	0	6	2
Knees	14	18	9	16	12
Trauma	20	23	11	22	15
Spine	23	18	7	21	18
Craniomaxillofacial	24	9	1	19	16
Total Orthopaedic Implants	11	15	5	13	9

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	15	29	18	19	16
Endoscopic, communications and digital imaging systems	11	26	16	14	12
Patient handling and emergency medical equipment	18	46	36	23	21
Total MedSurg Equipment	15	30	20	18	16

STRYKER CORPORATION

(Unaudited - In Millions)

	September 30	December 31
CONDENSED BALANCE SHEETS	2008	2007

ASSETS

Cash and cash equivalents	$668.0	$290.5

Marketable securities	1,539.5	2,120.3

Accounts receivable (net)	1,105.1	1,030.7

Inventories	981.2	796.2

Other current assets	697.4	667.2

TOTAL CURRENT ASSETS	4,991.2	4,904.9

Property, Plant and Equipment (net)	992.8	991.6

Goodwill and Other Intangibles (net)	909.2	925.5

Other Assets	681.4	532.0

TOTAL ASSETS	$7,574.6	$7,354.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,143.4	$1,333.0

Other Liabilities	686.1	642.5

Shareholders' Equity	5,745.1	5,378.5

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$7,574.6	$7,354.0

STRYKER CORPORATION

For the Three Month and Nine Month Periods Ended September 30, 2008

(Unaudited - In Millions)

	Third Quarter		Nine Months
CONDENSED STATEMENTS OF CASH FLOWS	2008	2007	2008	2007

OPERATING ACTIVITIES

Net earnings from continuing operations	$273.8	$228.7	$870.1	$710.6

Depreciation	39.5	36.0	118.0	100.7

Amortization	58.1	57.7	176.5	170.4

Intangible asset impairment	-	-	-	19.8

Gain on sale of discontinued operations	-	-	-	(40.7)

Changes in working capital and other	(45.9)	(25.2)	(408.0)	(300.0)

NET CASH PROVIDED BY OPERATING ACTIVITIES	325.5	297.2	756.6	660.8

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(2.2)	(8.7)	(10.8)	(46.3)

Proceeds from sale of discontinued operations	-	-	-	144.7

Proceeds from (purchases of) marketable securities, net	545.1	(263.2)	434.6	(872.3)

Purchases of property, plant and equipment	(37.0)	(42.8)	(109.1)	(122.7)

Proceeds from sales of property, plant and equipment	0.2	0.1	0.4	0.4

Other	-	-	-	(1.6)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	506.1	(314.6)	315.1	(897.8)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	(1.2)	(0.6)	5.9	1.7

Dividends paid	-	-	(135.6)	(89.7)

Repurchase and retirement of common stock	(596.0)	-	(596.0)	-

Other	39.7	14.9	44.7	71.2

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(557.5)	14.3	(681.0)	(16.8)

Effect of exchange rate changes on cash and cash equivalents	(27.7)	4.0	(13.2)	8.1

CHANGE IN CASH AND CASH EQUIVALENTS	$246.4	$0.9	$377.5	$(245.7)

CONTACT:	Katherine A. Owen
Vice President, Strategy and Investor Relations
269/385-2600